January 20, 1998


Board of Directors
Hilb, Rogal and Hamilton Company

Dear Sirs:

     This letter is delivered to you in connection with the actions taken and proposed to be taken by Hilb, Rogal and Hamilton Company, a Virginia corporation (the "Company"), with respect to the offer and sale from time to time pursuant to the Hilb, Rogal and Hamilton Company Profit Sharing Savings Plan and the HRH Frozen Merger and Acquisition Plan (the "Plans"), of up to 1,000,000 shares of the Company's Common Stock, without par value (the "Shares"). The Shares to be issued pursuant to the Plans may be acquired directly from the Company (the "Original Issue Common Stock") or in the open market. As counsel to the Company, I have reviewed the registration statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Shares under the Securities Act of 1933 (the "Act").

     In this regard, I have examined the Articles of Incorporation, as amended, and By-Laws of the Company, as amended, records of proceedings of the Board of Directors of the Company, the Plans and such other records and documents as I have deemed necessary or advisable in connection with the opinions set forth herein.

     Based upon my examination, I am of the opinion that the Shares which are Original Issue Common Stock will, when issued pursuant to the terms and conditions of the Plan, be validly issued, fully paid and nonassessable. The foregoing opinion is limited to the laws of the Commonwealth of Virginia and I express no opinion as to the effect of the laws of any other jurisdiction.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Interests of Names Experts and Counsel" in the Registration Statement. Further, I presently serve the Company as Vice President, General Counsel and Assistant Secretary.

                                   Very truly yours,

                                   /s/Walter L. Smith

                                   Walter L. Smith
                                   Vice President, GeneralCounsel and
                                   Assistant Secretary